SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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COST PLUS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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COST PLUS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 29, 2005

To our Shareholders:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Shareholders (the “Annual Meeting”) of Cost Plus, Inc. (the “Company”), a California corporation, will be held on June 29, 2005 at 2:00 p.m., Pacific time, at the Company’s corporate headquarters located at 200 4th Street, Oakland, California 94607, for the following purposes:

(1)	To elect six directors to serve until the 2006 Annual Meeting of Shareholders and until their successors are elected.

(2)	To approve an amendment to extend the Company’s 1996 Director Option Plan by 10 years to March 31, 2016.

(3)	To ratify and approve the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2006.

(4)	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on May 2, 2005 are entitled to notice of and to vote at the Annual Meeting.

All shareholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder of record attending the Annual Meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors

Danny W. Gurr
Interim President and Chief Operating Officer

Oakland, California

May 20, 2005

YOUR VOTE IS IMPORTANT

To assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope, which requires no postage if mailed in the United States.

DIRECTIONS TO COST PLUS, INC.’S

CORPORATE HEADQUARTERS

Cost Plus, Inc.

200 4th Street

Oakland, California 94607

(510) 893-7300

Directions from San Francisco

Take the Bay Bridge to Interstate 580 East, to Interstate 980 (Downtown Oakland), which turns into Interstate 880, to Jackson Street. Exit Jackson Street and take a right onto Jackson Street and a left on 4th Street. The corporate headquarters are located at the corner of Jackson and 4th Streets.

Directions from Oakland Airport (and from the south)

Take Interstate 880 North to Oak Street Exit. Exit Oak Street and go straight ahead for two blocks and turn left on Jackson Street. Go two blocks and turn left on 4th Street. The corporate headquarters are located on the corner of Jackson and 4th Streets.

COST PLUS, INC.

ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed Proxy is solicited on behalf of our Board of Directors for use at the 2005 Annual Meeting of Shareholders to be held June 29, 2005 at 2:00 p.m., Pacific time, or at any adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Shareholders. Our Annual Meeting will be held at our corporate headquarters located at 200 4th Street, Oakland, California 94607. Our telephone number at that location is (510) 893-7300.

These proxy solicitation materials were mailed on or about May 20, 2005 to all shareholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

Only shareholders of record at the close of business on May 2, 2005 are entitled to notice of and to vote at the Annual Meeting. As of May 2, 2005, 22,015,149 shares of our common stock were issued and outstanding.

Each shareholder is entitled to one vote for each share of common stock on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

Methods of Voting

Voting by Proxy—By signing and returning the proxy card according to the enclosed instructions, you are enabling our Interim President and Chief Operating Officer, Danny W. Gurr, and our Executive Vice President and Chief Financial Officer, John J. Luttrell, who are named on the proxy card as “proxies or attorneys-in-fact,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the nominees for director identified in Proposal One;

•	FOR the amendment to extend the 1996 Director Option Plan; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2006.

Voting in Person at the Meeting—If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record and have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting you will need to bring a legal proxy from your broker or other nominee authorizing you to vote these shares.

If you hold shares through a bank, broker, or other record holder, you may vote your shares by following the instructions they have provided to you.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Annual Meeting. In order to do this, you must:

•	sign and return another proxy bearing a later date before the beginning of the Annual Meeting;

•	provide written notice of the revocation to:

Inspector of Elections

Cost Plus, Inc.

200 4th Street

Oakland, CA 94607

prior to the time we take the vote at the Annual Meeting; or

•	attend the Annual Meeting and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

Solicitation of Votes

We will bear the cost of soliciting proxies. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile or personal solicitation by our directors, officers or regular employees. No additional compensation will be paid to such persons for such services. In addition, we have retained Georgeson Shareholder to assist in the solicitation of proxies at an estimated fee of $6,500, plus reimbursement of reasonable out-of-pocket expenses.

Quorum Requirements, Abstentions and Broker Non-Votes

A quorum is necessary to hold a valid meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of our common stock, whether in person or by proxy, issued and outstanding on the record date.

Abstentions and broker non-votes are counted as present for establishing a quorum for the transaction of business at the Annual Meeting, but neither will be counted as votes cast. A “broker non-vote” occurs when a broker votes on some matters on the proxy card but not on others because the broker does not have authority to do so.

A properly executed proxy marked “Abstain” with respect to any such matter will not be voted. Accordingly, an abstention will have the effect of a negative vote.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. If you hold common stock through a broker and you have not given voting instructions to the broker, the broker may be prevented from voting shares on non-routine matters, resulting in a “broker non-vote.” Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters.

Votes Required for Each Proposal

The vote required for the proposals to be considered at the Annual Meeting is as follows:

Proposal One—Election of Directors. The six (6) director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors.

Proposal Two—Amendment to Extend 1996 Director Option Plan. The amendment to extend the Cost Plus, Inc. 1996 Director Stock Plan by 10 years to March 31, 2016 will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

Proposal Three—Ratification of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 28, 2006 will require the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting.

You may vote either “for” or “withhold” your vote for the director nominees. You may vote “for,” “against,” or “abstain” from voting on the proposals to amend the 1996 Director Option Plan or to ratify Deloitte & Touche LLP as our independent registered public accounting firm.

Shareholder Proposals—2006 Annual Meeting

As a shareholder, you may be entitled to present proposals, including nominating directors to serve on our Board of Directors, for action at a forthcoming shareholder meeting. Pursuant to the rules of the Securities and Exchange Commission and our bylaws, proposals that shareholders intend to present at our 2006 Annual Meeting of Shareholders and desire to have included in our proxy materials relating to such meeting must be received by us no later than January 20, 2006, which is 120 calendar days prior to the anniversary of this year’s proxy statement mailing date, and must be in compliance with applicable laws and regulations (including the regulations of the Securities and Exchange Commission under Rule 14a-8). If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of a proposal in our proxy statement is instead a reasonable time before we begin to print and mail our proxy materials. Proposals should be addressed to:

Corporate Secretary

Cost Plus, Inc.

200 4th Street

Oakland, California 94607

Other Matters

We know of no other matters to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the enclosed Proxy will vote the shares they represent as the Board of Directors may recommend.

CORPORATE GOVERNANCE

Board of Directors and Committee Meetings

Our Board of Directors held six meetings during the fiscal year ended January 29, 2005. Each of our directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she serves in the fiscal year ended January 29, 2005. Our directors are expected, absent exceptional circumstances, to attend all Board meetings and meetings of committees on which they serve, and are also expected to attend our Annual Meeting of Shareholders. Last year all directors attended the 2004 Annual Meeting of Shareholders.

Our Board of Directors has summarized its corporate governance practices in the Corporate Governance Guidelines for Cost Plus, Inc., a copy of which is available on the Corporate Governance page of the Investor Information section of our website at http://www.worldmarket.com and is available in print upon request by any shareholder. Our Board of Directors currently has four committees: an Audit Committee, a Compensation Committee, a Nominating Committee and a Real Estate Committee. Other than the Real Estate Committee, each committee has a written charter approved by the Board of Directors outlining the principal responsibilities of the committee. These charters are also available on the Corporate Governance page of the Investor Information section of our website.

Audit Committee

The purpose of our Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements and to assist the Board of Directors in the oversight and monitoring of (i) the integrity of our financial statements, (ii) the Company’s accounting policies and procedures, (iii) our compliance with legal and regulatory requirements, (iv) our independent registered public accounting firm’s qualifications and independence, (v) our disclosure controls and procedures, and (vi) the performance of our internal audit function and our independent registered public accounting firm. In addition, the Audit Committee’s duties and responsibilities include reviewing and pre-approving any audit and non-audit services to be provided by our independent registered public accounting firm, reviewing, approving and monitoring our Code of Ethics for Principal Executive and Senior Financial Officers and establishing procedures for receiving, retaining and treating complaints regarding accounting, internal accounting controls or auditing matters. The report of the Audit Committee for the fiscal year ended January 29, 2005 is included in this proxy statement.

During the fiscal year ended January 29, 2005, the Audit Committee of the Board of Directors consisted of directors Coulombe, Gurr and Willardson and held eight meetings. The Audit Committee currently consists of directors Coulombe, Feld and Willardson. None of the Audit Committee members is an employee of Cost Plus, Inc., and all of them are independent within the meaning of the rules of the Securities and Exchange Commission and the listing standards of The Nasdaq Stock Market (the “Nasdaq Rules”). Mr. Willardson serves as Chair of the Audit Committee. The Board of Directors has designated Mr. Willardson as an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission and has determined that he has the accounting and related financial management expertise to satisfy the requirement that at least one member of the Audit Committee be financially sophisticated within the meaning of the Nasdaq Rules.

Compensation Committee

The purpose of our Compensation Committee is to discharge the Board’s responsibilities for approving and evaluating officer compensation plans, policies and programs, to review and make recommendations regarding compensation for our employees and directors, and to administer our equity compensation plans. The report of the Compensation Committee for the fiscal year ended January 29, 2005 is included in this proxy statement. The Compensation Committee of the Board of Directors currently consists of directors Feld, Robbins and Roberts, and held two meetings during the fiscal year ended January 29, 2005. Mr. Roberts serves as the Chair of the Compensation Committee. Each member of the Compensation Committee is independent within the meaning of the Nasdaq Rules.

Nominating Committee

The purpose of our Nominating Committee is to assist the Board of Directors in identifying prospective director nominees and recommending director nominees for election to the Board of Directors and for committees. The Nominating Committee currently consists of directors Feld, Gurr and Robbins and held one meeting during the last fiscal year. Mr. Gurr serves as the Chair of the Nominating Committee. Other than Mr. Gurr, each member of the Nominating Committee is independent within the meaning of the Nasdaq Rules.

Real Estate Committee

The purpose of our Real Estate Committee is to assist the Board of Directors in reviewing, evaluating and approving or disapproving proposals by management for the opening, closing and moving of retail stores. The Real Estate Committee currently consists of directors Coulombe, Feld and Gurr and held one meeting during the last fiscal year. Mr. Coulombe serves as the Chair of the Real Estate Committee.

Director Independence

In May 2005, consistent with the Nasdaq Rules regarding director independence, our Board of Directors undertook a review of the independence of our directors and considered whether any director had any relationship with Cost Plus, Inc. or management that would compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors affirmatively determined that directors Coulombe, Feld, Roberts, Robbins and Willardson are independent within the meaning of the Nasdaq Rules. The Board of Directors also determined that Mr. Gurr, our Interim President and Chief Operating Officer, is currently independent within the meaning of the Nasdaq Rules in his capacity as a member of the Board of Directors. Our independent directors met separately on five occasions during the fiscal year ended January 29, 2005.

Lead Independent Director

In February 2004, our Board of Directors created the position of Lead Independent Director and appointed Fredric M. Roberts to serve in that capacity. In March 2005, Mr. Roberts was appointed Chairman of the Board of Directors. As a result, the position of Lead Independent Director is no longer necessary.

Shareholder Communications to Directors

Shareholders may communicate directly with our directors by sending a letter addressed to:

Fredric M. Roberts

Chairman of the Board of Directors

Cost Plus, Inc.

200 4th Street

Oakland, California 94607

email: Fred.Roberts@cpwm.com

Mr. Roberts will ensure that a summary of all received letters is provided to the Board of Directors at its regularly scheduled meetings. Where the nature of a communication warrants, Mr. Roberts may decide to obtain the more immediate attention of the appropriate committee of the Board of Directors or an individual director, management or independent advisors, as Mr. Roberts considers appropriate. Mr. Roberts may decide, in the exercise of his judgment, whether a response to any shareholder communication is necessary.

Policy for Director Recommendations and Nominations

The Nominating Committee considers candidates for Board membership suggested by Board members, management and our shareholders. It is the policy of the Nominating Committee to consider recommendations for candidates to the Board of Directors from any shareholder holding, as of the date the recommendation is submitted, not less than one percent (1%) of the then outstanding shares of our common stock continuously for at least 12 months prior to such date. The Nominating Committee will consider a director candidate recommended by our shareholders in the same manner as a nominee recommended by a Board member, management or other sources. In addition, a shareholder may nominate a person directly for election to the Board of Directors at an Annual Meeting of Shareholders provided the shareholder meets the requirements set forth in our Bylaws.

Where the Nominating Committee has either identified a prospective nominee or determines that an additional or replacement director is required, the Nominating Committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the Nominating Committee, the Board of Directors or management. In its evaluation of director candidates, including the members of the Board of Directors eligible for re-election, the Nominating Committee considers a number of factors, including:

•	the current size and composition of the Board of Directors and the needs of the Board of Directors and the respective committees of the Board, and

•	such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest.

The Nominating Committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	the highest personal and professional ethics and integrity,

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment,

•	skills that are complementary to those of the existing Board,

•	the ability to assist and support management and make significant contributions to our success, and

•	an understanding of the fiduciary responsibilities that is required of a member of the Board of Directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

After completing its evaluation, the Nominating Committee makes a recommendation to the full Board as to the persons who should be nominated to the Board, and the Board of Directors determines the nominees after considering the recommendation and report of the Nominating Committee.

Code of Business Conduct and Code of Ethics for Officers

Our Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all of our employees, officers and directors. Our Code of Business Conduct and Ethics is intended to ensure that our employees act in accordance with the highest ethical standards based on respect for the dignity of each individual and a commitment to honesty and fairness. In addition, we have in place a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our Chief Executive Officer and our Chief Financial Officer, who also serves as our principal financial and accounting officer. This code is intended to deter wrongdoing and promote ethical conduct among our executives and to ensure all of our public disclosure is full, fair and accurate. The Code of Business Conduct and Ethics is available on the Corporate Governance page of the Investor Information section of our website at http://www.worldmarket.com, and the Code of Ethics for Principal Executive and Senior Financial Officers has been incorporated by reference as an exhibit to our Annual Report on Form 10-K for the fiscal year ended January 29, 2005.

Director Compensation

Cash Compensation

In fiscal year 2004, each of our non-employee directors was compensated at the rate of $30,000 per annum for service on the Board of Directors and its committees. In addition, each non-employee director received a fee of $3,000 for each Board meeting attended in person, $1,500 for each committee meeting attended (in person or by telephone) and $1,500 for each telephonic Board meeting. Directors were reimbursed for reasonable expenses incurred in connection with attendance at meetings of the Board of Directors and its committees. The Chairmen of the Compensation, Audit, and Nominating Committees received additional annual compensation of $7,500 for their services in such capacities. Mr. Roberts received additional annual compensation of $7,500 for his service as the Lead Independent Director during fiscal year 2004.

1996 Director Option Plan

Our 1996 Director Option Plan (the “Director Plan”) was adopted by the Board of Directors and approved by our shareholders in March 1996. Under Proposal Two, we are currently proposing an amendment to extend the term of the Director Plan by 10 years to March 31, 2016. Under the Director Plan, each director is granted stock options at the sole discretion of our Board of Directors.

On February 26, 2004, directors Coulombe, Feld, Gurr, Robbins, Roberts and Willardson each received grants under the Director Plan of options to purchase 12,000 shares of our common stock at an exercise price of $38.50. These option grants are subject to a four-year vesting period and will be fully vested in February 2008.

On April 1, 2005, directors Coulombe, Feld, Gurr, Robbins, Roberts and Willardson each received grants under the Director Plan of options to purchase 12,000 shares of our common stock at an exercise price of $26.88. These option grants are subject to annual vesting in equal installments over a four-year period and will be fully vested in April 2009.

Please see Proposal Two for additional information about the Director Plan, including our proposal to extend the term of the Director Plan by 10 years.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Our Board of Directors currently consists of six directors and one vacancy created by the departure of Murray H. Dashe as Chairman of the Board and Chief Executive Officer in March 2005. We are currently engaged in a search for a new Chief Executive Officer and President. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the six nominees named below, all of whom are presently directors. At such time as we hire a new Chief Executive Officer and President we expect to add that individual to our Board of Directors using the existing vacancy. If any of our nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. Our management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected. The term of office of each person elected as a director will continue until the next Annual Meeting of Shareholders or until such person’s successor has been elected and qualified. Nominations of persons for election to our Board of Directors may be made by any shareholder of our company entitled to vote in the election of directors at the Annual Meeting who complies with the notice procedures set forth in our Bylaws.

Required Vote

The six nominees receiving the highest number of affirmative votes of the holders of the shares of our common stock represented in person or by proxy and entitled to vote on the proposal shall be elected to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW.

The names of the nominees, their ages as of the date of this proxy statement and certain information about them are set forth below:

Name of Nominee	Age	Principal Occupation	Director Since
Joseph H. Coulombe	74	Independent management consultant	1995
Barry J. Feld	48	Chairman, Chief Executive Officer and President, PCA International, Inc.	2001
Danny W. Gurr	47	Independent management consultant (1)	1995
Kim D. Robbins	59	Independent management consultant	1999
Fredric M. Roberts	62	Retired investment banker (2)	1999
Thomas D. Willardson	54	Chief Financial Officer, WebSideStory, Inc.	1991
(1) Mr. Gurr is currently serving as the Interim President and Chief Operating Officer of Cost Plus, Inc. (2) Mr. Roberts is currently Chairman of the Board of Cost Plus, Inc.

Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any director and executive officer of the Company.

Mr. Coulombe has served as a director since November 1995. Since April 1995, Mr. Coulombe has been engaged in independent management consulting. Previously, he was employed in an executive capacity by several retailing and grocery businesses, and as an independent business consultant. From February 1995 to

April 1995, Mr. Coulombe served as President and Chief Executive Officer of Sport Chalet, Inc., a sporting goods retailer. From February 1994 to January 1995, Mr. Coulombe served as Chief Executive Officer of Provigo Corp., a wholesale and retail grocer. From November 1992 to February 1994, Mr. Coulombe was an independent business consultant. From March 1992 to October 1992, Mr. Coulombe served as Executive Vice President of Pacific Enterprises, with principal responsibility for Thrifty Corporation, an operator of drug and sporting goods chain stores and also served as Co-Chairman of Thrifty Corporation. From June 1989 through March 1992, Mr. Coulombe served as an independent business consultant. Mr. Coulombe is the founder of Trader Joe’s, a specialty food grocery chain, and served as its Chief Executive Officer from 1957 to 1989.

Mr. Feld has served as a director since February 2001. Mr. Feld is currently the President, Chief Executive Officer and Chairman of the Board of Directors of PCA International, Inc., the largest North American operator of portrait studios focused on serving the discount retail market. He joined PCA International, Inc. in August 1999. From November 1998 to June 1999, Mr. Feld was President and Chief Operating Officer of Vista Eyecare, Inc., a specialty eyecare retailer. He joined Vista Eyecare as a result of its acquisition of New West Eyeworks, Inc., where he had been serving as President and a Director since May 1991 and as Chief Executive Officer and a Director since February 1994. From 1987 to May 1991, Mr. Feld was with Frame-n-Lens Optical, Inc., where he served as its president prior to joining New West. Prior to that, he served in various senior management positions at Pearle Health Services for 10 years and, for a number of years, he served as an acquisition and turnaround specialist for optical retail groups acquired by Pearle.

Mr. Gurr has served as a director since November 1995 and in March 2005, was appointed President and Chief Operating Officer of Cost Plus, Inc. on an interim basis following the departure of Murray H. Dashe as our Chief Executive Officer. Mr. Gurr is currently an independent management consultant. Since September 2004, Mr. Gurr has also been serving as Director and President of Make Believe Ideas, Inc., a start-up publisher of children’s books. From January 2002 until July 2003, Mr. Gurr served as the President of Quarto Holdings, Inc., a leading international co-edition publisher. From April 1998 to July 2001, Mr. Gurr served as President of Dorling Kindersley Publishing Inc., a publisher of illustrated books, videos and multi-media products. From September 1991 to February 1998, Mr. Gurr served as President and Chief Executive Officer of Lauriat’s Books, Inc., an operator of various bookstore chains. From November 1995 until June 1997, Mr. Gurr served as President and Chief Executive Officer of Chadwick Miller, Inc., an importer and wholesaler of housewares and gifts.

Ms. Robbins has served as a director since November 1999. Ms. Robbins is currently an independent management consultant. Ms. Robbins was the Director of Product Development for Jack Nadel, Inc., from 1997 to 2002, a direct response promotion agency specializing in creative marketing and merchandise solutions. From 1996 to 1997, she was the Executive Vice President and General Merchandise Manager of House of Fabrics, Inc., which operates sewing and craft stores throughout the United States. From 1995 to 1996, she was the Vice President of Merchandising for Sport Chalet Inc., a sporting goods retailer. From 1976 to 1993, Ms. Robbins served in capacities of ever increasing responsibility at Carter Hawley Hale, culminating in her appointment as Senior Vice President and General Merchandising Manager.

Mr. Roberts has served as a director since November 1999 and was appointed Chairman of the Board in March 2005. Mr. Roberts served as President of F. M. Roberts & Company, Inc., an investment-banking firm he established in 1980, for more than 20 years. Mr. Roberts has over 30 years of investment banking experience including executive corporate finance positions with Lehman Brothers, Loeb, Rhoades & Co., E.F. Hutton & Co. and Cantor, Fitzgerald & Co., Inc. Mr. Roberts served as 1993 Chairman of the Board of Governors of the National Association of Securities Dealers, which at that time owned and operated The Nasdaq Stock Market. From 1994 to 1996, he was a member of the Nasdaq Board of Directors and its Executive Committee. Mr. Roberts also serves as a director of Too, Inc, a specialty retailer of branded apparel and lifestyle products for girls and PCA International, Inc., the largest North American operator of portrait studios focused on serving the discount retail market.

Mr. Willardson has served as a director since March 1991, except for a period of approximately three months during 1996. Mr. Willardson currently serves as Chief Financial Officer of WebSideStory, Inc., a company specializing in website optimization. From August 2003 until April 2004 he served as Chief Financial Officer of Archimedes Technology Group Holdings, LLC, a privately held technology development company. From March 2002 until August 2003, Mr. Willardson was an independent financial consultant. From June 1998 to March 2002, Mr. Willardson was the Senior Vice President, Finance and Treasurer of Leap Wireless International, Inc., a wireless communications carrier. From August 1997 to June 1998, he served as a Vice President and Associate Managing Director of Bechtel Enterprises Inc., a wholly owned investment and development subsidiary of Bechtel Group, Inc. He served as a manager of that company from July 1995 until August 1997. From January 1986 to July 1995, Mr. Willardson served as a principal of The Fremont Group, an investment company.

PROPOSAL TWO

AMENDMENT TO EXTEND THE 1996 DIRECTOR OPTION PLAN

The 1996 Director Option Plan (the “Director Plan”) was adopted by our Board of Directors and approved by our shareholders in March 1996 for a term of 10 years. Our Board of Directors believes that the Director Plan serves as an incentive to current directors, helps align their interests with those of our shareholders, and is an important factor in attracting and retaining qualified persons willing to serve on our Board of Directors.

Under the terms of the Director Plan, the exercise price of each option is the market value of our common stock on the date of grant. In addition, these options have terms of 10 years but terminate earlier if the individual ceases to serve as a director. A cumulative total of 503,675 shares of our common stock have been reserved for issuance under the Director Plan. As of May 2, 2005, options to purchase 330,491 shares were issued and outstanding under the Director Plan, options to purchase 128,968 shares of our common stock had been exercised, and options to purchase 44,215 shares remained available for future grants. As of May 2, 2005, the closing price of our common stock was $23.38 per share.

In April 2005, our Board of Directors approved a proposal to amend the Director Plan to extend the term of the Director Plan by 10 years to March 31, 2016. We are seeking shareholder approval of the proposed amendment to the Director Plan.

In our fiscal year ended January 29, 2005, our non-employee directors each received grants under the Director Plan of options to purchase 12,000 shares of our common stock at an exercise price of $38.50. In April 2005, our non-employee directors each received grants under the Director Plan of options to purchase 12,000 shares of common stock at an exercise price of $26.88.

Required Vote

The proposed amendment to extend the term of the Director Plan requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote on the proposal, which shares voting affirmatively must also constitute a majority of the required quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO EXTEND THE 1996 DIRECTOR OPTION PLAN.

Summary of the 1996 Director Option Plan (including proposed amendment)

The essential features of the Director Plan are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Director Plan. Capitalized terms used herein and not defined shall have the meanings set forth in the Director Plan.

Purpose. The purposes of the Director Plan are to attract and retain the best available individuals for service as non-employee directors of Cost Plus, to provide additional incentive to the non-employee directors and to encourage their continued service on our Board of Directors.

Administration. The Director Plan is administered by our Board of Directors or our Compensation Committee (the “Committee”). All grants of options under the Director Plan are subject to the discretion of the Committee pursuant to the terms of the Director Plan. All questions of interpretation or application of the Director Plan are determined by our Board of Directors, whose decisions are final and binding upon all participants.

Reserved Shares. The maximum number of shares that may be subject to option grants under the Director Plan is 503,675 shares.

Eligibility. Options under the Director Plan may be granted only to non-employee directors or their assignees. We currently have six non-employee directors, all of whom have been nominated for re-election at our 2005 Annual Meeting of Shareholders.

Terms of Options. The specific terms of each option granted under the Director Plan are determined by the Committee. Each option granted under the Director Plan is evidenced by a written stock option agreement between Cost Plus and the optionee. Options are generally subject to the terms and conditions listed below.

Exercise of the Option. Options granted under the Director Plan expire as determined by the Committee, but in no event later than 10 years from the date of grant. Optionees may exercise their options by giving written notice of exercise to Cost Plus specifying the number of full shares of common stock to be purchased and by tendering payment of the purchase price. Payment for shares purchased upon exercise of an option shall be in cash, check, certain other shares of our common stock, pursuant to a “cashless” exercise program or any combination of the foregoing payment methods.

Exercise Price. The per share exercise price for shares to be issued pursuant to exercise of an option under the Director Plan is 100% of the fair market value per share of our common stock on the date of grant of the option. The fair market value is determined by the closing price on the Nasdaq National Market on the date of the grant of the option.

Termination of Continuous Status as Director. If an optionee ceases to serve as a director, he or she may, but only within six months after the date he or she ceases to be a director, exercise his or her option to the extent that he or she was entitled to exercise it at the date of such termination (but in no event later than the expiration of its term). To the extent that he or she was not entitled to exercise the option at the date of such termination, or if he or she does not exercise such option within the time specified, the option terminates.

Disability or Death. In the event that a director is unable to continue the director’s service as such with us as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code) or if an optionee should die while a director, the director or his or her estate may, but only within 12 months from the date of termination due to disability or death, exercise the option to the extent the director was entitled to exercise the option at the date of such termination (but in no event later than the expiration of its term). To the extent that the director was not entitled to exercise the option at the date of such termination, or if the director or his or her estate does not exercise such option within the time specified, the option terminates.

Liquidation or Dissolution. In the event of our proposed liquidation or dissolution, options under the Director Plan shall terminate.

Merger or Asset Sale. In the event of our merger or the sale of substantially all of our assets, each option may be assumed or an equivalent option substituted by the successor corporation. If the successor does not agree to assume or substitute the option, each option shall also become fully vested and exercisable for a period of 30 days from the date our Board of Directors notifies the optionee, after which period the option shall terminate. If, after the assumption or substitution of the options, the director does not continue as a director of Cost Plus or the successor corporation other than as a result of a voluntary resignation, the option will become fully vested and exercisable and remain exercisable for six months after the end of the directorship.

Capital Changes. In the event of any changes made in our capitalization which result in an exchange of common stock for a greater or lesser number of shares without receipt of consideration, appropriate adjustment shall be made in the exercise price and in the number of shares subject to options outstanding under the Director Plan, as well as the number of shares reserved for issuance under the Director Plan.

Nontransferability of Option. Options granted pursuant to the Director Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

Other Provisions. The option agreement may contain such other terms, provisions and conditions not inconsistent with the Director Plan as may be determined by our Board of Directors.

Amendment, Suspensions and Termination of the Director Plan. Our Board of Directors may amend, alter, suspend or terminate the Director Plan at any time, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of any optionee under any grant theretofore made without such optionee’s consent. In addition, to the extent necessary and desirable to comply with any applicable law or regulation, we shall obtain shareholder approval of any amendment to the Director Plan in such a manner and to such a degree as required.

Federal Tax Information.

Options. Options granted pursuant to the Director Plan are “nonstatutory options” and will not qualify for any special tax benefits to the optionee.

An optionee will not recognize any taxable income at the time the option is granted. Upon exercise of the option, the optionee will generally recognize ordinary income for federal tax purposes measured by the excess, if any, of the fair market value of the shares over the exercise price. Because shares held by directors might be subject to restrictions on resale under Section 16(b) of the Exchange Act, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service pursuant to Section 83(b) of the Code within 30 days after the date of exercise.

Upon a resale of shares acquired pursuant to an option under the Director Plan, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as short term or long term capital gain or loss, depending on the holding period.

Tax Effect for Us. We will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option under the Director Plan. We are not required to withhold any amount for tax purposes on any such income included by the optionee.

The foregoing is only a summary of the effect of federal income taxation upon us and upon the participant, does not purport to be complete, and does not discuss the tax consequences of the participant’s death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

Amended Plan Benefits

All option grants under the Director Plan are subject to the discretion of the Committee. Accordingly, future grants under the Director Plan are not determinable.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm to audit the financial statements of our company for the current fiscal year ending January 28, 2006 and recommends that the shareholders ratify this selection. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Representatives of Deloitte & Touche LLP are expected to be available at the Annual Meeting of Shareholders, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit and Related Fees for Fiscal Years 2004 and 2003

The aggregate professional fees billed for Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte”) for the audit of our annual financial statements for fiscal 2004 and 2003 and fees billed for audit related services, tax services and all other services rendered by Deloitte for these periods are as follows:

	2004	2003
Audit fees (1)	$883,131	$477,547
Audit related fees (2)	16,775	20,643
Tax fees (3)	—	63,014
All other fees	—	—

Total Fees	$899,906	$561,204

(1)	Audit Fees—These are fees for professional services performed by Deloitte and include the audit of our annual financial statements, the audit of our internal control over financial reporting and the audit of management’s assessment of our internal control over financial reporting, the review of financial statements included in our Quarterly Reports on Form 10-Q and for services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit Related Fees—These are fees for the assurance and related services performed by Deloitte that are reasonably related to the performance of the audit or review of our financial statements. Audit related services consist of consultation on various accounting matters.
(3)	Tax Fees—These are fees for professional services performed by Deloitte with respect to tax compliance, tax advice and tax planning.

The Audit Committee pre-approved all audit services, audit related services, tax services and other services and concluded that the provision of such services by Deloitte was compatible with maintaining auditor independence. The Audit Committee’s current practice is to consider and approve in advance all proposed audit and non-audit services to be provided by our independent registered public accounting firm.

Required Vote

The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote on the proposal, which shares voting affirmatively must also constitute a majority of the required quorum.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The following is the Audit Committee’s report submitted to the Board of Directors for the fiscal year ended January 29, 2005.

The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of Cost Plus’s financial statements, Cost Plus’s accounting policies and procedures, its compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of Cost Plus’s internal audit function and independent registered public accounting firm, disclosure controls and procedures and risk assessment and risk management. The Audit Committee manages Cost Plus’s relationship with its independent registered public accounting firm (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receive appropriate funding, as determined by the Audit Committee, from Cost Plus for such advice and assistance.

Cost Plus’s management has primary responsibility for preparing Cost Plus’s financial statements and Cost Plus’s financial reporting process. Cost Plus’s independent registered public accounting firm, Deloitte & Touche LLP, are responsible for expressing an opinion on the conformity of Cost Plus’s audited financial statements with accounting principles generally accepted in the United States. We monitor and review these processes, as well as the integrity of Cost Plus’s consolidated financial statements and its system of internal controls. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accounting firm.

In this context, we:

•	reviewed and discussed Cost Plus’s audited consolidated financial statements for the fiscal year ended January 29, 2005 with management and Deloitte & Touche LLP;

•	discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees);

•	received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees) and discussed with Deloitte & Touche LLP their independence from Cost Plus; and

•	reviewed management’s report on internal controls as well as the independent registered public accounting firm’s report to the Company as to its review of the effectiveness of Cost Plus’s internal controls as required under Section 404 of the Sarbanes-Oxley Act.

Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we recommended to the Board of Directors that Cost Plus’s audited consolidated financial statements for the fiscal year ended January 29, 2005 be included in Cost Plus’s Annual Report on Form 10-K.

The Audit Committee*

Thomas D. Willardson, Chairman

Joseph H. Coulombe

Danny W. Gurr

*	In March 2005, Barry J. Feld succeeded Danny W. Gurr as a member of the Audit Committe.

REPORT OF THE COMPENSATION COMMITTEE

Our executive compensation program is administered by the Compensation Committee, which is composed of three non-employee directors: Barry J. Feld, Kim D. Robbins and Fredric M. Roberts. Mr. Roberts serves as Chairman of the Compensation Committee.

Compensation Philosophy

The objectives of the executive compensation program are:

•	to align compensation with our performance in meeting both short term and long term business objectives and with the interests of our shareholders;

•	to enable us to attract, retain and reward leaders who are key to our continued successful growth; and

•	to reward high levels of performance, with pay-at-risk increasing at higher levels of the organization.

Compensation Program

The Committee annually reviews the compensation of our executive officers on the basis of each executive’s responsibility, position and level of experience in conjunction with a competitive peer company salary survey. Our total direct compensation program consists of base salary, annual cash incentive opportunity (the “Cash Plus Incentive Plan”) and long term equity based incentive opportunity, as follows:

•	The base salary structure is targeted at median competitive levels.

•	The Cash Plus Incentive Plan rewards the achievement of short term operational goals based on our achievement of targets established prior to the fiscal year for earnings before interest, taxes, depreciation and amortization (EBITDA), and other financial goals. The Committee believes that target bonus awards, in combination with base salaries, provide total cash compensation opportunity at median competitive levels. Cash compensation increases above median levels for actual performance exceeding target levels, and decreases below median levels for actual performance below target levels.

•	Long term incentive opportunity is delivered through annual basic grants under our 2004 Stock Plan, at what the Committee believes are median competitive levels.

Compensation of Chief Executive Officer

The Committee generally uses the factors and criteria described above in establishing the compensation of the Chief Executive Officer. In fiscal 2004, Mr. Dashe’s base salary was $575,000 per year. Mr. Dashe was also provided an incentive bonus, which was satisfied through his participation in the Cash Plus Incentive Plan. Mr. Dashe’s incentive award payment for the fiscal year ended January 29, 2005 was $60,825, which was based on the EBITDA target and other performance targets established prior to the fiscal year.

Mr. Dashe was also awarded stock option grants for the purchase of an aggregate of 75,000 shares of common stock during the last fiscal year.

It is the opinion of the Committee that the aforementioned compensation policies and structures provide the necessary discipline to properly align our corporate economic performance and the interest of our shareholders with progressive, balanced and competitive executive total compensation practices in an equitable manner.

The Compensation Committee

Fredric M. Roberts, Chairman

Barry J. Feld

Kim D. Robbins

Compensation Committee Interlocks and Insider Participation

During fiscal year 2004, no member of the Compensation Committee was an officer or employee or former officer or employee of Cost Plus or any of its subsidiaries. No member of the Compensation Committee or executive officer of Cost Plus served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee. Finally, no member of the Compensation Committee had any other relationship requiring disclosure in this section.

EXECUTIVE COMPENSATION

The table below sets forth information for the three most recently completed fiscal years concerning the compensation of our Chief Executive Officer and our four other most highly compensated executive officers in the fiscal year ended January 29, 2005:

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Restricted Stock Award ($)	Securities Underlying Options (#)	All Other Compensation ($)
Murray H. Dashe (1) Chairman, Chief Executive Officer and President	2004 2003 2002	575,000 565,384 513,462	60,825 100,000 486,762	— — —	75,000 75,000 75,000	— — 183,203	(2)

Michael J. Allen (3) Executive Vice President, Store Operations	2004 2003 2002	245,577 212,114 197,308	33,092 46,326 70,024	— — —	12,500 10,000 10,000	— — —

John J. Luttrell (3) Executive Vice President and Chief Financial Officer	2004 2003 2002	300,000 250,192 218,077	45,150 111,786 100,751	— — —	25,000 15,000 35,000	— — —

Theresa A. Strickland Executive Vice President, Merchandising and Marketing	2004 2003 2002	260,098 — —	25,698 — —	— — —	20,000 — —	— — —

Judith A. Soares Senior Vice President, Cost Plus Management Services, Inc.	2004 2003 2002	233,539 211,153 202,615	22,770 42,252 64,917	— — —	10,000 10,000 10,000	— — —

(1)	Mr. Dashe’s employment with the Company terminated on March 8, 2005.
(2)	Relocation expense reimbursement.
(3)	In November 2004, Mr. Luttrell and Mr. Allen were promoted to Executive Vice President.

The table below provides the specified information concerning grants of options to purchase our common stock made during the fiscal year ended January 29, 2005 to the persons named in the Summary Compensation Table.

Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Option Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year (1)	Exercise Price ($ /Share) (2)	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term (3)
					5% ($)	10% ($)
Murray H. Dashe	75,000	15.50%	$38.50	2/25/2014	$1,815,933	$4,601,931
Michael J. Allen	12,500	2.58	38.50	2/25/2014	302,656	766,989
John J. Luttrell	25,000	5.17	38.50	2/25/2014	605,311	1,533,977
Theresa A. Strickland	20,000	4.13	36.20	5/2/2014	448,804	1,143,494
Judith A. Soares	10,000	2.07	38.50	2/25/2014	242,124	613,591

(1)	We granted options to employees to purchase a total of 484,000 shares of our common stock during the fiscal year ended January 29, 2005.
(2)	All options were granted pursuant to the 1995 Stock Option Plan at the fair market value of the common stock on the date of grant, as determined by the Board of Directors. The options have a term of 10 years and vest as to one-fourth (1/4) of the shares subject to the option each year on or near the anniversary of the grant date such that the option shall be fully vested four (4) years from the grant date.
(3)	Potential realizable value is net of exercise price, but before taxes associated with exercise. The amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders’ continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved and do not reflect our estimate of future stock price growth.

The table below provides the specified information concerning the exercise of options to purchase our common stock in the fiscal year ended January 29, 2005 and the unexercised options held as of January 29, 2005 by the persons named in the Summary Compensation Table.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised in the Money Options at Fiscal Year-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Murray H. Dashe	93,750	$1,396,781	92,213	208,750	$38,250	$663,875
Michael J. Allen	—	—	82,386	33,375	785,132	102,150
John J. Luttrell	26,250	341,913	16,250	60,000	23,813	103,463
Theresa A. Strickland	—	—	—	20,000	—	—
Judith A. Soares	10,417	190,573	6,250	32,750	23,813	110,088

(1)	Calculated by determining the difference between the fair market value of our common stock on the date of exercise or at January 29, 2005 ($26.35), as applicable, and the exercise price of such options, multiplied by the number of shares.

Equity Compensation Plan Information

The following table sets forth information as of January 29, 2005 about our common stock that may be issuable upon the exercise of options and rights granted to employees, consultants and members of our Board of Directors under all existing equity compensation plans.

	(a)	(b)	(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) and Prior to the Actions Described in this Proxy Statement)
Equity compensation plans approved by shareholders
1995 Stock Option Plan	1,650,261	$26.35	—
1996 Director Option Plan	258,491	27.50	116,215
1996 Employee Stock Purchase Plan (1)	—	—	522,470
2004 Stock Plan	—	—	1,000,000
Equity compensation plans not approved by shareholders	—	—	—

Total	1,908,752	26.51	1,638,685

(1)	We are unable to determine the number of shares underlying rights to purchase stock, or the price per share payable thereof, under the 1996 Employee Stock Purchase Plan until the close of an offering period.

Employment and Related Agreements; Change in Control Arrangements

Murray Dashe’s employment terminated as Chief Executive Officer and President and he resigned as a director and Chairman of the Board of Directors on March 8, 2005. Pursuant to his employment agreement dated July 3, 2002, and as a result of his termination, Mr. Dashe was entitled to receive the following payments and benefits: (i) continuing payment of his base salary on the date of departure for two years from termination; (ii) a lump sum payment of 100% of his target bonus for the current fiscal year; (iii) continued participation for himself and his covered dependents, at no additional after tax cost to him, that he would have had as an employee in all welfare plans for 24 months from termination, to the extent he is eligible under such plans; (iv) acceleration of the vesting of all of his unvested stock options; and (v) accrued salary, bonus and unused vacation through the date of termination. As of the date of his departure, Mr. Dashe had 190,000 unvested stock options that were accelerated, of which 133,750 were exercised and 56,250 were terminated within 30 days of his departure.

We have entered into employment severance agreements with the following executive officers: Michael Allen, Joan Fujii, John Luttrell, and Theresa Strickland. These agreements provide for payments to them in certain circumstances upon their involuntary termination, including termination following a change of control (as such terms are defined below). Each of these agreements provides for (i) 12 months of severance pay in the event such employee is involuntarily terminated prior to June 15, 2006; (ii) 18 months of severance pay if such employee is involuntarily terminated after a change of control prior to June 15, 2006; and (iii) a pro rata portion of such executive officer’s fiscal year target bonus, if any, payable under our then effective management incentive plan. In addition, we have entered into an employment severance agreement with Judith Soares that provides for 6 months of severance pay in the event such employee is involuntarily terminated prior to June 15, 2006 and 9 months of severance pay if such employee is involuntarily terminated after a change of control prior to June 15, 2006.

In addition, and in the case of Mr. Luttrell only, in the event that the severance payments and other benefits provided for in the agreement or otherwise payable to Mr. Luttrell constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986 and will be subject to the excise tax imposed by Section 4999 of the Code, Mr. Luttrell shall be paid the amount of the excise tax as well as an additional amount sufficient to pay his federal and state income taxes arising from all such payments.

The employment of Patricia Juckett, our former Senior Vice President of Marketing and Advertising, was terminated in April 2005. Pursuant to the employment severance agreement entered into on March 12, 2004 between Cost Plus, Inc. and Ms. Juckett, she is entitled to receive continuing payment of her base salary for six months from her date of termination.

The agreements discussed in the preceding paragraphs define an “involuntary termination” as either our termination of the executive’s employment, other than for cause, or a material reduction in the executive’s salary, employee benefits or responsibilities or duties. A “change of control” is defined as: (i) the acquisition by any person of securities representing 50% or more of the voting power of our outstanding securities; (ii) a change in the composition of the Board of Directors within a two-year period resulting in a minority of incumbent directors; (iii) a merger or consolidation in which our shareholders immediately prior to the transaction hold less than 50% of the voting power of the surviving entity immediately after the transaction; (iv) the sale or disposition of all or substantially all of our assets; or (v) our complete liquidation or dissolution.

Our 1995 Stock Option Plan provides that in the event of our change of control, as that term is defined in the 1995 Stock Option Plan, outstanding stock options will become fully vested and will either be exchanged for the same per share consideration other shareholders receive in the sale, less the option exercise price, or become exercisable thereafter for such consideration.

Certain Relationships and Related Transactions

Since February 1, 2004, we believe that, except as described above, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total return for our common stock, the Nasdaq National Market—U.S. Index and the Nasdaq CRSP Retail Group Index from January 31, 2000 through the fiscal year ended January 29, 2005. In preparing the graph it was assumed that: (i) $100 was invested on January 31, 2000 in our common stock at $16.75 per share (adjusted for stock splits), the Nasdaq National Market—U.S. Index and the Nasdaq CRSP Retail Group Index; and (ii) all dividends were reinvested.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the following performance graph shall neither be incorporated by reference into any such filings; nor be incorporated by reference into any future filings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth as of March 31, 2005 (except as otherwise indicated) certain information with respect to the beneficial ownership of our common stock by: (i) each person known by us to own beneficially more than five percent (5%) of the outstanding shares of our common stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group.

Name and Address (1)	Shares Beneficially Owned	Percentage (2)
Westfield Capital Management Co. LLC (3) One Financial Center 23rd Floor Boston, MA 02111	2,507,217	11.4%

Delaware Management Holdings, Inc. (4) 2005 Market Street Philadelphia, PA 19103	1,608,272	7.3

Franklin Resources, Inc. (5) One Franklin Parkway San Mateo, CA 94403	1,294,049	5.9

Krevlin Advisors, LLC (6) 598 Madison Avenue New York, NY 10022	1,302,689	5.9

Murray H. Dashe	—	*
Michael J. Allen (7)	84,437	*
John J. Luttrell (7)	22,500	*
Theresa A. Strickland (7)	5,000	*
Judith A. Soares (7)	11,250	*
Joseph H. Coulombe (7)	23,013	*
Barry J. Feld (7)	13,000	*
Danny W. Gurr (8)	59,779	*
Kim D. Robbins (7)	19,085	*
Fredric M. Roberts (7)	43,918	*
Thomas D. Willardson (7)	6,500	*
All current directors and executive officers as a group (12 persons) (7, 8)	435,862	1.9%

*	Less than 1%
(1)	Except as otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown.
(2)	Percentage ownership is based on 22,012,358 shares of common stock outstanding as of March 31, 2005 plus any shares issuable pursuant to the options held by the person or group in question that may be exercised within 60 days of March 31, 2005.
(3)	Reflects ownership as reported on Schedule 13G/A filed February 14, 2005 with the Securities and Exchange Commission (the “SEC”) by Westfield Capital Management Co. LLC. According to such Schedule 13G/A, this entity has sole voting power with respect to 2,179,659 shares and sole dispositive power with respect to 2,507,217 shares.
(4)	Reflects ownership as reported on Schedule 13G/A filed February 9, 2005 with the SEC by Delaware Management Holdings and Delaware Management Business Trust. According to such Schedule 13G/A, these entities together have sole voting power with respect to 1,596,673 shares and sole dispositive power with respect to 1,608,272 shares.

(5)	Reflects ownership as reported on Schedule 13G/A filed February 14, 2005 with the SEC by Franklin Resources, Inc. According to such schedule 13G/A, such entity is the parent holding company of a group of investment companies or other managed accounts, including Franklin Advisers, Inc. (which has sole voting power and sole dispositive power with respect to 1,105,700 shares) and Franklin Templeton Portfolio Investments Advisors, Inc. (which has sole voting power and sole dispositive power with respect to 188,349 shares).
(6)	Reflects ownership as reported on Schedule 13G filed March 21, 2005 with the SEC by Glenn J. Krevlin (who has sole voting power and sole dispositive power with respect to 1,302,689 shares), Krevlin Advisors, LLC (which has sole voting power and sole dispositive power with respect to 1,302,689 shares), GJK Capital Management, LLC (which has sole voting power and sole dispositive power with respect to 831,617 shares), Glenhill Capital LP (which has sole voting power and sole dispositive power with respect to 831,617 shares), Glenhill Overseas Management, LLC (which has sole voting power and sole dispositive power with respect to 356,072 shares), Glenhill Capital Overseas Partners Ltd. (which has sole voting power and sole dispositive power with respect to 356,072 shares), Glenhill Capital Overseas GP, Ltd. (which has sole voting power and sole dispositive power with respect to 356,072 shares), Glenhill Capital Overseas Master Fund, LP (which has sole voting power and sole dispositive power with respect to 356,072 shares), Glenhill Concentrated Long Absolute Fund, LP (which has sole voting power and sole dispositive power with respect to 115,000 shares), Glenhill Concentrated Long Master Fund, LLC (which has sole voting power and sole dispositive power with respect to 115,000 shares).
(7)	Includes shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2005, as follows: Mr. Allen, 87,386; Mr. Luttrell, 22,500; Ms. Strickland, 5,000; Ms. Soares, 11,250; Mr. Coulombe, 23,013; Mr. Feld, 13,000; Ms. Robbins, 19,085; Mr. Roberts, 43,918; Mr. Willardson, 6,500; and all directors and executive officers as a group (12 persons), 426,722.
(8)	Includes 4,200 shares registered in the name of Mr. Gurr’s spouse, Vivian Southwell. Also includes 53,914 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2005.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 29, 2005, all officers, directors and greater than 10% shareholders complied with all Section 16(a) filing requirements, except that Mr. Dashe was late in filing a Form 4 in February 2004. The required filing has since been made.

By Order of the Board of Directors

Danny W. Gurr
Interim President and Chief Operating Officer

Dated: May 20, 2005

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

P R O X Y

COST PLUS, INC.

PROXY FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited by the Board of Directors

The undersigned shareholder(s) of Cost Plus, Inc. (the “Company”), a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 20, 2005, and hereby appoints DANNY W. GURR and JOHN J. LUTTRELL, and each of them, Proxies and Attorneys-in-Fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Shareholders of Cost Plus, Inc. to be held on June 29, 2005 at 2:00 p.m., Pacific time, at the Company’s corporate headquarters located at 200 4th Street, Oakland, California 94607 and at any adjournment or postponement thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if personally present on any of the matters on the reverse side and with discretionary authority as to any and all other matters that may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND PROPOSALS SET FORTH ON THE REVERSE SIDE AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXY HOLDERS DEEM ADVISABLE.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN and DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

1.	ELECTION OF DIRECTORS	FOR		WITHHELD			FOR	AGAINST	ABSTAIN
	Election of Directors to serve one-year terms. Joseph H. Coulombe, Barry J. Feld, Danny W. Gurr, Kim D. Robbins, Fredric M. Roberts, Thomas D. Willardson	☐		☐	3.	To ratify and approve the appointment of Deloitte & Touche LLP as independent registered public accounting firm of the Company for the fiscal year ending January 28, 2006.	☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee write that nominee’s name in the space below.)					MARK HERE IF YOU PLAN TO ATTEND THE MEETING		☐

Nominee exception(s)					MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW.		☐
2.	To approve an amendment to the Company’s 1996 Director Option Plan to extend the term of the 1996 Director Option Plan by 10 years to March 31, 2016.	FOR	AGAINST	ABSTAIN
		☐	☐	☐		Dated , 2005

Signature(s)

Signature(s)

(This proxy should be marked, dated and signed by each shareholder exactly as such shareholder’s name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)